FOR IMMEDIATE RELEASE

Columbia Laboratories Reports Third Quarter 2011 Financial Results
Management will host Conference Call at 11:00AM ET Today

LIVINGSTON, NJ - November 3, 2011 - Columbia Laboratories, Inc. (Nasdaq: CBRX) today reported financial results for the three- and nine-month periods ended September 30, 2011. Highlights of the third quarter include:

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Total net revenues were $4.9 million, compared to $14.2 million for the third quarter of 2010. The 2010 quarter included $8.5 million of the amortization of the $34 million gain on the sale of the progesterone assets in July 2010 to Watson Pharmaceuticals, Inc. (“Watson”); amortization concluded in the second quarter of 2011.

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Net revenues from Merck Serono for international sales of CRINONE® (progesterone gel) increased 56% on a 60% volume increase, and net revenues from Watson for domestic CRINONE increased 92% on a 41% volume increase, over third quarter of 2010 levels. The higher dollar increase in Watson net product revenues over volumes represents a pass-through of costs due to higher exchange rates.

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Total net product revenues were $4.1 million in the third quarter of 2011, compared to $5.1 million in the third quarter of 2010. The $1.6 million increase in CRINONE net revenues was more than offset by the absence of revenues from the OTC products and STRIANT® (testosterone buccal system) in the 2011 third quarter.

•	Net income was $4.4 million, compared to net income of $0.3 million in the third quarter of 2010.

•	Cash, cash equivalents and short term investments at September 30, 2011 were $26.3 million.

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The PREGNANT study, Columbia's pivotal clinical trial of progesterone vaginal gel 8% to reduce the risk of preterm birth in women with premature cervical shortening, was published in the July 2011 issue of Ultrasound in Obstetrics and Gynecology.

“We are very pleased with the strong growth of CRINONE by Watson in the U.S. and Merck Serono internationally,” said Frank Condella, Columbia's President and CEO.  “We look forward to further revenue growth from our partners going forward.
“During the third quarter of 2011, we continued to work closely with the U.S. Food and Drug Administration (FDA) to ensure a thorough review of the New Drug Application (NDA) for progesterone vaginal gel 8% to reduce the risk of preterm birth in women with premature cervical shortening. Our PDUFA date is February 26, 2012. If the FDA approves this product for the preterm birth indication, we plan to supply sufficient quantities to Watson for a timely commercial launch,” Condella concluded.
Third Quarter Financial Results
Total net revenues for the third quarter of 2011 were comprised of net product revenues primarily for

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domestic and international sales of CRINONE to Watson and Merck Serono, respectively, and royalties from Watson.
Net product revenues were $4.1 million in the third quarter of 2011, compared to $5.1 million in the third quarter of 2010.

•	Net revenues from CRINONE sold to Merck Serono increased by $1.3 million as compared to the third quarter of 2010 due primarily to higher volume.

•	Net revenues from product sold to Watson under the new supply agreement were $0.9 million in the third quarter of 2011 as compared to $0.6 million in the third quarter of 2010.

•	Sales of Replens® and RepHresh® OTC products to Lil’ Drug Store Products, Inc. (LDS) were $2.1 million lower than in the third quarter of 2010; there were no sales to LDS in the third quarter of 2011.

•	STRIANT net product revenues were $0.3 million in the third quarter of 2010; there were no STRIANT sales in the third quarter of 2011 as a result of the sale of STRIANT to Actient in April 2011.
Total royalty revenues were $0.8 million in the third quarter of 2011, compared to $0.5 million in the third quarter of 2010, reflecting royalty revenues from Watson on CRINONE products sold by Watson after the closing of the Watson Transactions.
There were no other revenues in the third quarter of 2011, compared to other revenues of $8.5 million in the third quarter of 2010, due to the amortization of the deferred revenue recognized from the sale of assets to Watson. The Company amortized $34.0 million in deferred gains over four quarters from July 2, 2010 through June 30, 2011, representing the estimated remaining development period for progesterone vaginal gel 8% in the preterm birth indication.
As a result, total net revenues for the third quarter of 2011 were $4.9 million, compared to $14.2 million for the third quarter of 2010.
Gross profit margin was 37% in the third quarter of 2011, compared to 79% in the third quarter of 2010. Excluding the amortization of deferred revenue, gross profit margin was 37% for the three months ended September 30, 2011 as compared with 47% in the same period in 2010. The decline in gross profit margin is related to a shift in the sales mix in the 2011 quarter toward sales to Watson at cost-plus-10% versus net product sales to Merck Serono.
Total net operating expenses were $2.4 million in the third quarter of 2011, compared to $10.3 million in the prior year period. The decrease is attributable to the following:

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There were no selling and distribution expenses in the third quarter of 2011, compared to $3.9 million in the 2010 quarter, reflecting the termination of sales and marketing activities following Watson's assumption of those responsibilities in July 2010 and the sale of STRIANT to Actient.

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General and administrative costs were $1.9 million in the third quarter of 2011, compared to $4.3 million in the 2010 quarter, primarily reflecting the absence of Watson transaction costs and severance costs, and lower intellectual property costs, in the 2011 period.

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Research and development costs were $0.5 million in the third quarter of 2011, compared to $2.0 million in the 2010 quarter, reflecting lower expenses following the completion of the PREGNANT study in the fourth quarter of 2010 and the reimbursement by Watson of R&D expenses related to the PREGNANT study and the NDA.

The operating loss in the third quarter of 2011 was $0.6 million, compared to operating income of $0.9

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million in the prior year period. The change primarily reflects the amortization of $8.5 million in revenue related to the gain on the sale of the progesterone assets to Watson in 2010, offset in part by the $7.9 million reduction in operating expenses in 2011.

Other income and expense aggregated to net income of $5.0 million for the third quarter of 2011, compared to a net expense of $0.6 million in the third quarter of 2010, primarily reflecting the recognition of the $2.7 million change in fair value of the warrants issued in conjunction with the October 2009 stock issuance resulting from the decrease in Columbia's stock price from June 30, 2011, to September 30, 2011.

As a result, the Company reported net income of $4.4 million for the third quarter of 2011, compared to net income of $0.3 million for the third quarter of 2010.

Cash and Equivalents
At September 30, 2011, Columbia had cash, cash equivalents and short term investments of $26.3 million, compared to cash, cash equivalents and short term investments of $21.6 million at December 31, 2010.

Financial Outlook
If successful in obtaining FDA approval of progesterone 8% vaginal gel for the preterm birth indication, the Company will receive a $30 million milestone payment from Watson upon commercial launch of the product in the U.S. Under the Prescription Drug User Fee Act (PDUFA), the FDA's goal is to review and act on the progesterone 8% vaginal gel NDA by February 26, 2012. The Company continues to make investments to upgrade its manufacturing capabilities and increase capacity to ensure its ability to meet Watson's forecasts for the anticipated launch of progesterone 8% vaginal gel. Depending on the timing of the expected investment in manufacturing, cash balances will fluctuate somewhat throughout the remainder of 2011. The Company believes its cash, cash equivalents and short term investments will sustain its operations for the foreseeable future.

Looking ahead, the Company has completed amortization of the upfront payment from Watson for sale of the progesterone assets, its CRINONE revenues continue to increase, and operating expenses are low. The Company's earnings and cash flows will be varied over the next several quarters as it continues to provide staff support to the Watson-funded efforts to gain approval for the preterm birth NDA as well as life-cycle management activities. Exclusive of non-cash income and non-cash expenses, the Company expects to be operating at a slight loss in the fourth quarter of 2011, but still maintain a net profit for the full year.

Conference Call
As previously announced, Columbia Laboratories will hold a conference call to discuss financial results for the third quarter ended September 30, 2011, as follows:

Date:	Thursday, November 3, 2011
Time:	11:00 am ET
Dial-in numbers:	(877) 303-9483 (U.S. & Canada) or (760) 666-3584
Live webcast:	www.columbialabs.com, under 'Investor'
The teleconference replay will be available two hours after completion through Thursday, November 10, 2011, at (855) 859-2056 (U.S. & Canada) or (404) 537-3406. The conference ID for the replay is 22306444. The archived webcast will be available for one year on the Company's website,

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TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

www.columbialabs.com, in the 'Investor' section under 'Events'.

About Columbia Laboratories
Columbia Laboratories, Inc. is developing products that utilize its novel bioadhesive drug delivery technologies to optimize drug delivery in a controlled, sustained manner. The Company has developed and sold six products for the U.S. market including CRINONE® (progesterone gel), for which Columbia receives royalties on annual net sales from Watson Pharmaceuticals. CRINONE is commercialized outside the U.S. by Merck Serono.

Columbia's press releases and other company information are available online at www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “intends,” “anticipates,” “potential,” “should,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of CRINONE® by Watson Pharmaceuticals, Inc., in the United States; the successful marketing of CRINONE by Merck Serono outside the United States; successful development of a next-generation vaginal progesterone product; the outcome of further analyses by the FDA of the clinical data in the Preterm Birth NDA; success in obtaining timely FDA approval of the Preterm Birth NDA; the ability of our third-party manufacturers to supply CRINONE; the impact of competitive products and pricing; the timely and successful negotiation of partnerships or other transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia's reports filed with the SEC. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.

CRINONE® is a registered trademark of Watson Pharmaceuticals, Inc.
STRIANT® is a registered trademark of Actient Pharmaceuticals, LLC.
Replens® and RepHresh® are registered trademarks of Lil’ Drug Store Products, Inc.

Contact:

Lawrence A. Gyenes	Seth Lewis
Senior Vice President, Chief Financial Officer & Treasurer	Vice President
Columbia Laboratories, Inc.	The Trout Group LLC
(973) 486-8860	(646) 378-2952

Financial tables follow

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TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2011 (unaudited)	December 31, 2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,327,465	$21,630,979
Short term investments	14,988,328	—
Accounts receivable, net	3,099,756	4,141,026
Inventories	3,343,237	2,586,207
Prepaid expenses and other current assets	560,166	497,947
Total current assets	33,318,952	28,856,159
Property and equipment, net	851,343	518,542
Other assets	464,306	484,141
TOTAL ASSETS	$34,634,601	$29,858,842

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Accounts payable	$2,906,871	$5,393,966
Accrued expenses	3,613,674	4,491,074
Deferred revenues	—	16,974,383
Total current liabilities	6,520,545	26,859,423
Deferred revenue	49,815	154,187
Redeemable warrants	—	13,471,832
Common stock warrant liability	5,935,171	9,286,906
TOTAL LIABILITIES	12,505,531	49,772,348
COMMITMENTS AND CONTINGENCIES
Contingently redeemable series C preferred stock, 600 shares issued and outstanding (liquidation preference of $600,000)	600,000	600,000
SHAREHOLDERS' EQUITY (DEFICIENCY):
Preferred stock, $.01 par value; 1,000,000 shares authorized,
Series B convertible preferred stock, 130 shares issued and outstanding (liquidation preference of $13,000)	1	1
Series E convertible preferred stock, 24,000 shares issued and outstanding liquidation preference of $2,400,000) in 2011 and 59,000 shares issued and outstanding (liquidation preference of $5,900,000) in 2010	240	590
Common Stock $.01 par value; 150,000,000 shares authorized; 87,304,313 and 84,434,611 shares issued in 2011 and 2010, respectively	873,043	844,345
Capital in excess of par value	277,903,393	260,600,989
Less cost of 36,448 and 3,462,124 treasury shares in 2011 and 2010, respectively	(125,381)	(3,346,090)
Accumulated deficit	(257,265,396)	(278,809,945)
Accumulated other comprehensive income	143,170	196,604
TOTAL SHAREHOLDERS' EQUITY (DEFICIENCY)	21,529,070	(20,513,506)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)	$34,634,601	$29,858,842

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TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2011	2010	2011	2010
REVENUES
Net product revenues (including amounts from related parties:
2011 - $1,513,296; 2010 - $581,104)	$12,536,141	$21,702,045	$4,129,112	$5,117,378
Royalties (including amounts from related parties:
2011 - $1,845,154; 2010 - $450,000)	2,070,226	544,349	782,694	540,380
Other revenues (including amounts from related parties:
2011 - $21,974,383; 2010 - $8,487,192)	22,078,785	8,537,003	34,888	8,503,655
Total net revenues	36,685,152	30,783,397	4,946,694	14,161,413
COST OF PRODUCT REVENUES
Cost of product revenues (including amounts from related parties:
2011 - $1,453,720; 2010 - $528,473)	8,161,210	6,232,062	3,124,284	2,969,827
Gross profit	28,523,942	24,551,335	1,822,410	11,191,586
OPERATING EXPENSES:
Selling and distribution	87,669	9,882,039	—	3,925,408
General and administrative	6,765,420	12,451,067	1,908,616	4,339,349
Research and development	2,362,434	6,609,318	508,884	2,034,183
Net gain on U.S. sale of STRIANT	(2,533,127)	—	—	—
Amortization of licensing right	—	2,522,364	—	—
Total operating expenses	6,682,396	31,464,788	2,417,500	10,298,940
Income (loss) from operations	21,841,546	(6,913,453)	(595,090)	892,646
OTHER INCOME (EXPENSE):
Interest income	36,395	24,625	31,868	22,416
Interest expense	(11,663)	(4,832,641)	(3,887)	(12,549)
Change in fair value of derivative	—	—	—	4,829,036
Loss on extinguishment of debt	—	(5,156,775)	—	(5,156,775)
Change in fair value of redeemable warrants	(2,721,205)	(133,128)	—	(133,128)
Change in fair value of stock warrants	2,790,337	—	5,050,520	—
Other, net	(353,151)	(201,684)	(32,964)	(184,024)
Total other income (expense)	(259,287)	(10,299,603)	5,045,537	(635,024)
Income (loss) before taxes	21,582,259	(17,213,056)	4,450,447	257,622
Provision for income taxes	(37,710)	(2,200)	(33,206)	—
NET INCOME (LOSS)	$21,544,549	$(17,215,256)	$4,417,241	$257,622

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.25	$(0.24)	$0.05	$0.00
Diluted	$0.20	$(0.24)	$(0.01)	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	85,998,197	70,987,668	87,269,433	82,010,063
Diluted	92,561,710	70,987,668	89,240,246	82,010,063

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TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com